ExxonMobil Fuels, Lubricants &
Specialties Marketing Company
22777 Springwoods Village Parkway
Spring, TX 77389

ExxonMobil

September 1, 2020

Mr. Tim Brown- Chairman
81LogisticsGroup
1349 Thistlewood Drive
Desoto, TX 75115

Tim: I am pleased to confirm the following:

ExxonMobil Aviation Inc., a Delaware corporation, having an office at 22777 Springwoods Village Parkway, Spring, TX 77389, acting on its own behalf or in the name and on behalf of certain of its Affiliated Companies and 81 Logistics Group LLC, a company incorporated under the laws of the state of Texas having an office at 1340 Thistlewood Drive, Desoto, TX 75115.

Subject to and in accordance with the conditions set forth in ExxonMobil's IATA based Aviation Fuel Supply General Terms and Conditions, with our signed Agreement, the Seller (ExxonMobil) agrees to sell and deliver or cause to be sold and delivered and Buyer (81LogisticsGroup) agrees to purchase, receive and pay for the Fuel for consumption in Buyer's Aircraft or to other points of delivery as agreed as detailed in our General Terms and Conditions Agreement or subsequent Location Agreements.

Thank you for your business.

Sincerely,

J.E. Kurp

J.E. Kurp
Aviation Manager

ExxonMobil Fuels & Lubricants Company
Energy 3
22777 Springwoods Village Parkway
Spring, TX 77389
469 913 3576 Office
703 969 4260 Mobile
jim.e.kurp@exxonmobil.com